Exhibit 5.1

Tel Aviv, December 31, 2025

RedHill Biopharma Ltd.
21 Ha’arba’a Street
Tel Aviv, 6473921
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special Israeli counsel to RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed resale by the selling shareholder named in the Registration Statement  (the “Selling Shareholder”) of up to 6,465,559 American Depositary Shares (the “ADSs”), each representing 10,000 ordinary shares, no par value per share (the “Ordinary Shares”), of the Company in the aggregate, comprised of (i) 122,130 ADSs (the “Initial Commitment Shares”) issued to the Selling Shareholder as consideration for the Selling Shareholder’s irrevocable commitment to purchase the ADSs pursuant to a Standby Equity Purchase Agreement, dated December 19, 2025, between the Company and the Selling Shareholder (the “Purchase Agreement”), (ii) 366,390 ADSs (the “Subsequent Commitment Shares”) to be issued to the Selling Shareholder as consideration for the Selling Shareholder’s irrevocable commitment to purchase the ADSs pursuant to the Purchase Agreement, (iii) 5,000,000 ADSs that may be issued from time to time by the Company to the Selling Shareholder pursuant to the Purchase Agreement (the “Advance Shares”), as described in the Registration Statement and the prospectus contained therein, (iv) 386,593 ADSs issued to the Selling Shareholder on the date of execution of the Purchase Agreement (the “Initial Equity Shares”) and (v) 590,446 ADSs (the “Warrant ADSs”) issuable to the Selling Shareholder upon exercise of pre-funded warrants to purchase Ordinary Shares represented by ADSs, issued by the Company to the Selling Shareholder on the date of execution of the Purchase Agreement, all as described in the Registration Statement and the prospectus contained therein.

We have acted as special Israeli counsel to RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed resale by the selling shareholder named in the Registration Statement  (the “Selling Shareholder”) of up to 6,465,559 American Depositary Shares (the “ADSs”), each representing 10,000 ordinary shares, no par value per share (the “Ordinary Shares”), of the Company in the aggregate, comprised of (i) 122,130 ADSs (the “Initial Commitment Shares”) issued to the Selling Shareholder as consideration for the Selling Shareholder’s irrevocable commitment to purchase the ADSs pursuant to a Standby Equity Purchase Agreement, dated December 19, 2025, between the Company and the Selling Shareholder (the “Purchase Agreement”), (ii) 366,390 ADSs (the “Subsequent Commitment Shares”) to be issued to the Selling Shareholder as consideration for the Selling Shareholder’s irrevocable commitment to purchase the ADSs pursuant to the Purchase Agreement, (iii) 5,000,000 ADSs that may be issued from time to time by the Company to the Selling Shareholder pursuant to the Purchase Agreement (the “Advance Shares”), as described in the Registration Statement and the prospectus contained therein, (iv) 386,593 ADSs issued to the Selling Shareholder on the date of execution of the Purchase Agreement (the “Initial Equity Shares”) and (v) 590,446 ADSs (the “Warrant ADSs”) issuable to the Selling Shareholder upon exercise of pre-funded warrants to purchase Ordinary Shares represented by ADSs, issued by the Company to the Selling Shareholder on the date of execution of the Purchase Agreement, all as described in the Registration Statement and the prospectus contained therein.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Ordinary Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Articles of Association (the “Articles”), and such statutes, regulations, corporate records, documents, certificates, and other instruments that we have deemed relevant and necessary as the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the corporate records, documents, certificates, and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel, and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

The opinions set forth herein are made as of the date hereof. We assume no obligation to revise or supplement any of these opinions to reflect any changes in law or fact that may occur after the date hereof. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Ordinary Shares represented by the Initial Commitment Shares and the Initial Equity Shares, as described in the Registration Statement, have been duly authorized and are validly issued, fully paid and non-assessable; (ii) the Ordinary Shares represented by the Subsequent Commitment Shares, as described in the Registration Statement, have been duly authorized, and when issued pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable, (iii) the Ordinary Shares underlying the Advance Shares to be issued pursuant to the Purchase Agreement have been duly authorized for issuance, and assuming that prior to the issuance of any Advance Shares under the Purchase Agreement, the price, number of Advance Shares and certain other terms of issuance with respect to any specific advance notice delivered under the Purchase Agreement will be authorized and approved by the Board of Directors of the Company (the “Board”) or a pricing committee of the Board in accordance with applicable law and all corporate proceedings necessary for the authorization, issuance, and delivery of the Ordinary Shares underlying such Advance Shares shall have been taken, upon issuance and payment therefor pursuant to the terms of the Purchase Agreement and in accordance with resolutions of the Board or pricing committee, as the case may be, such Advance Shares will be validly issued, fully paid and non-assessable; and (iv) the Ordinary Shares underlying the Warrant ADSs, as described in the Registration Statement, have been duly authorized for issuance, and when such Ordinary Shares are issued and delivered by the Company upon exercise of the Warrants against receipt of the exercise price therefor pursuant to the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to this firm in the section entitled “Legal Matters” in the Registration Statement and in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours, /s/ Goldfarb Gross Seligman & Co.